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                                                                     Exhibit 1.2



                        UNITED COMMUNITY FINANCIAL CORP.
                       ____________ TO ____________ SHARES

                                  COMMON STOCK
                               (WITHOUT PAR VALUE)

                                $10.00 PER SHARE

                             SALES AGENCY AGREEMENT
                             ----------------------


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

         United Community Financial Corp., an Ohio corporation (the "Holding Company"), and The Home Savings and Loan Company of Youngstown, Ohio, an Ohio-chartered and federally insured mutual savings and loan association (the "Company"), hereby confirm, as of _____________, 1998, their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. INTRODUCTORY. The Company intends to convert from an Ohio-chartered mutual savings association to an Ohio-chartered stock savings association as a wholly owned subsidiary of the Holding Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Company to the Holding Company and the incorporation of the Holding Company, the "Conversion") pursuant to a plan of conversion adopted on ____________ (the "Plan"). In accordance with the Plan, the Holding Company is offering shares of its common stock no par value per share (the "Shares" and the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors and borrowers of the Company, the Company's Employee Stock Ownership Plan (the "ESOP") and directors, officers and employees of the Company. Shares of the Common Stock not sold in the Subscription Offering may be offered to the general public in a community offering (the "Community Offering", and together with the Subscription Offering the "Offerings"), subject to the right of the Holding Company and the Company, in their absolute discretion, to reject orders in the Community Offering in whole or in part. It is anticipated that shares of the Common Stock not otherwise subscribed for in the Subscription and Community Offerings may be offered at the discretion of the Holding Company to certain members of the general public as part of a community offering on a best efforts basis by Trident or, if necessary, by a selling group of selected broker-dealers to be managed by Trident (the "Syndicated Community Offering"). In the Offerings, the Holding Company is offering between ___________ and ___________ shares,



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with the possibility of offering up to ___________ shares without a resolicitation of subscribers. No Eligible Account Holder, Supplemental Account Holder or Other Member may purchase in his capacity as such more than 30,000 shares of Common Stock in the Subscription Offering. No individual person or other entity, together with associates of and persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than 30,000 shares of Common Stock. No person, individually or together with associates of and persons acting in concert with such person, may purchase more than 30,000 shares of Common Stock in the Conversion.

         The Holding Company and the Company have been advised by Trident that it will utilize its best efforts in assisting the Holding Company and the Company with the sale of the Shares in the Offerings and, if deemed necessary by the Holding Company, in a Syndicated Community Offering. Prior to the execution of this Agreement, the Holding Company has delivered to Trident the Prospectus dated ____________, 1998 (as hereinafter defined) and all supplements thereto to be used in the Offerings. Such Prospectus contains information with respect to the Holding Company, the Company and the Shares.

         2.       Representations and Warranties.
                  -------------------------------

                  (a) The Holding Company and the Company jointly and severally represent and warrant to Trident that:

                           (i) The Holding Company has filed with the Commission
                  a registration statement, including exhibits and an amendment or amendments thereto, on Form S-1 (No. 333-_____), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Holding Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Holding Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act (together with the enforceable published policies and actions of the Commission thereunder, the "SEC


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                  Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, the Holding Company (i) will, if required by the SEC Regulations, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Regulations, in either case in a form reasonably acceptable to the Holding Company and Trident.

                           (ii) The Company has filed an Application for
                  Approval of Conversion including exhibits (as amended or supplemented, the "Conversion Application" with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act (the "HOLA") and the rules and regulations promulgated thereunder, which has been approved by the OTS; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Conversion Application have been approved for use by the OTS. No order has been issued by the OTS preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the OTS revoking such approvals is, to the Company's best knowledge, pending or threatened.

                           (iii) The Holding Company has filed with the OTS a
                  holding company application on Form H-(e)1-S (the "H-(e)1-S") under the HOLA and the regulations promulgated thereunder and shall receive approval of its acquisition of the Company from the OTS prior to closing.

                           (iv) The Company and Holding Company have filed
                  copies of the Conversion Application and a holding company application (the "Holding Company Application") with the Ohio Department of Commerce, Division of Savings and Loans (the "Ohio Division") together with all amendments thereto. Such applications have been approved by the Ohio Division, including approval of the proposed stock articles of incorporation, constitution, and bylaws.


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                           (v) At the date of the Prospectus and at all times
                  subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with the Act and the SEC Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,
                  (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the Conversion Application was complete and did not contain an untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company or the Company relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

                           (vi) The Holding Company has been duly incorporated
                  as an Ohio corporation and the Company has been duly organized as a mutual savings association under the laws of the State of Ohio, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Company is a member in good standing of the Federal Home Loan Bank; and the deposit accounts of the Company are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Neither the Holding Company nor the Company is required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the operations of the Holding Company and the Company, taken as a whole. The Company does not own equity securities of or an equity interest in any business enterprise other than the Holding Company and the Company's wholly owned service corporation. Upon amendment of the Company's charter, constitution and bylaws to read in the form of a federal stock charter and constitution as provided under Ohio law and the rules and regulations promulgated thereunder and completion of the sale by the Holding Company of the Shares as contemplated by the Prospectus, (i) the


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                  Company will be converted pursuant to the Plan to an
                  Ohio-chartered capital stock savings association with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Company will be owned of record and beneficially by the Holding Company, and (iii) the Holding Company will have no direct subsidiaries other than the Company.

                           (vii) The Company has good and marketable title to
                  all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Holding Company and the Company taken as a whole; and all of the leases and subleases material to the operations or financial condition of the Company, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

                           (viii) The execution and delivery of this Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Holding Company and the Company, and this Agreement is a valid and binding obligation with valid execution and delivery by each of the Holding Company and the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A")).

                           (ix) Except as described in the Prospectus, there is
                  no litigation or governmental proceeding pending or, to the best knowledge of the Holding Company or the Company, threatened against or involving the Holding Company, the Company or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Holding Company and the Company, taken as a whole.


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                           (x) The Holding Company and the Company have received
                  the opinion of Vorys, Sater, Seymour and Pease, LLP to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and that the Conversion will not be a taxable transaction for the Holding Company or the Company under the income tax laws of Ohio. The facts relied upon in such opinions are accurate and complete.

                           (xi) Each of the Holding Company and the Company has
                  all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval Conversion Application and the H-(e)1-S application and the Ohio Division in connection with its approval of the Conversion Application and Holding Company Application, and except as may be required under the securities, or "blue sky," laws of various jurisdictions, and in the case of the Holding Company, as of the Closing Date, will, to the best knowledge of the Company, have such approvals and orders to issue and sell the Shares to be sold by the Holding Company as provided herein, and in the case of the Company, as of the Closing Date, will, to the knowledge of the Holding Company, have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Holding Company as provided in the Plan, subject to the issuance of an amended charter in the form required for an Ohio-chartered stock savings associations (the "Stock Charter"), the form of which Stock Charter has been approved by the Ohio Division.

                           (xii) Neither the Holding Company nor the Company is
                  in violation of any rule or regulation of the Ohio Division, OTS or FDIC that could reasonably be expected to result in any enforcement action against the Holding Company, the Company or their respective officers or directors that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, businesses, assets or properties of the Holding Company and the Company, taken as a whole.

                           (xiii) The financial statements and any related notes
                  or schedules which are included in the Registration Statement and the Prospectus fairly present the financial condition, income, retained earnings and cash flows of the Company at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the SEC


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                  Regulations and the applicable accounting regulations of the
                  OTS. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Company with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

                           (xiv) There has been no material change in the
                  condition (financial or otherwise), results of operations or business, including assets and properties, of the Holding Company and the Company, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Holding Company and the Company conform in all material respects to the descriptions thereof contained in the Prospectus. Neither the Holding Company nor the Company has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                           (xv) There has been no breach or default (or the
                  occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Holding Company or the Company pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Holding Company or the Company is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Holding Company and the Company taken as a whole; all agreements which are material to the condition (financial or otherwise), results of operations or business of the Holding Company and the Company taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Holding Company and the Company, threatened any action or proceeding wherein the Holding Company or the Company would be alleged to be in default thereunder.


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                           (xvi) Neither the Holding Company nor the Company is
                  in violation of its respective Articles of Incorporation, constitution, charter or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the Holding Company and the Company do not conflict with or result in a breach of the Articles of Incorporation, charter, constitution or bylaws of the Holding Company or the Company (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Holding Company or the Company pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Holding Company or the Company is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Director of the OTS and Ohio Division in connection with his approval of the Conversion Application or the H-(e)1-S, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations or business of the Holding Company and the Company taken as a whole.

                           (xvii) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus and prior to the Closing Date (as hereinafter defined), except as otherwise may be indicated or contemplated therein (including any judgment resulting from litigation described in the Prospectus), neither the Holding Company nor the Company has issued any equity securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except liabilities, obligations or borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Holding Company and the Company, taken as a whole.

                           (xviii) Upon consummation of the Conversion, the
                  authorized, issued and outstanding equity capital of the Holding Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Holding Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares of the Holding Company have been duly authorized by all necessary action of the Holding Company and


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                  approved by the OTS, and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights; and purchasers of the Shares from the Holding Company, upon issuance thereof against payment therefor, will acquire such Shares free and clear of all claims, encumbrances, security interests and liens of the Holding Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Company to the Holding Company has been duly authorized by all necessary action of the Company and the Holding Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the OTS or the Ohio Division in connection with its approval of the Conversion Application, the Holding Company Application and the H-(e)1-S, and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

                           (xix) No approval of any regulatory or supervisory or
                  other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the OTS, approval of the Holding Company's application on H-(e)1-S by the OTS, and the approval of the Conversion Application and Holding Company Application by the Ohio Division and the issuance of the stock charter and constitution by the Ohio Division and as may be required under the securities laws of various jurisdictions.

                           (xx) All contracts and other documents required to be
                  filed as exhibits to the Registration Statement or the Conversion Application, Holding Company Application and the H-(e)1-S have been filed with the Commission, the Ohio Division and the OTS, as the case may be.

                           (xxi) Deloitte & Touche, LLP which has audited the
                  financial statements of the Company at December 31, 1997 and 1998 and for the years ended December 31, 1997, 1996 and 1995 included in the Prospectus is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountant.


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                           (xxii) The Holding Company and the Company have
                  timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Holding Company and the Company have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Holding Company and the Company, taken as a whole or in the case of taxes which the Company is contesting in good faith.

                           (xxiii) All of the loans represented as assets of the
                  Company on the most recent financial statements of the Company included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Holding Company and the Company, taken as a whole.

                           (xxiv) The records of account holders, depositors,
                  borrowers and other members of the Company delivered to Trident by the Company or its agent for use during the Conversion have been prepared or reviewed by the Company and, to the best knowledge of the Holding Company and the Company, are reliable and accurate.

                           (xxv) None of the Holding Company, the Company or the
                  employees of the Holding Company or the Company, has made any payment of funds to the Holding Company or the Company prohibited by law, and no funds of the Holding Company or the Company have been set aside to be used for any payment prohibited by law.

                           (xxvi) There are no actions, suits, regulatory
                  investigations or other proceedings pending or, to the best knowledge of the Holding Company or the Company, threatened against the Holding Company or the Company relating to environmental protection. To the best knowledge of the Holding Company and the Company, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Holding Company or the Company or, to the best knowledge of the Holding


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                  Company or the Company, has occurred on, in or at any of the facilities or properties of the Holding Company or the Company, except such disposal, release or discharge which would not have a material adverse effect on the Holding Company or the Company, taken as a whole.

                           (xxvii) At the Closing Date, the Holding Company and
                  the Company will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the HOLA and regulations promulgated thereunder, Ohio law and regulation and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the OTS and the Ohio Division.

                  (b) Trident represents and warrants to the Holding Company and the Company that:

                           (i) Trident is registered as a broker-dealer with the
                  Commission, and is in good standing with the Commission and the NASD.

                           (ii) Trident is validly existing as a corporation in
                  good standing under the laws of its jurisdiction of incorporation, and is licensed to conduct business in the State of Ohio with full corporate power and authority to provide the services to be furnished to the Holding Company and the Company hereunder.

                           (iii) The execution and delivery of this Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers, the accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

                           (iv) Each of Trident and, to Trident's knowledge, its
                  employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses,


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                  approvals and permits necessary to perform such services, and
                  Trident is a registered selling agent in the jurisdictions in which the Common Stock is to be offered and sold and will remain registered in such jurisdictions in which the Holding Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

                           (v) The execution and delivery of this Agreement by
                  Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

                           (vi) Any funds received by Trident to purchase Common
                  Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (vii) There is not now pending or, to Trident's
                  knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

         3. EMPLOYMENT OF TRIDENT; SALE AND DELIVERY OF THE SHARES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Holding Company and the Company hereby employ Trident as their agent to utilize its best efforts in assisting the Holding Company with the Holding Company's sale of the Shares in the Subscription Offering and Community Offering. Trident will assist the Holding Company and the Company in: (i) training and educating their employees regarding the mechanics and regulatory requirements of the Conversion; (ii) keeping records of all stock subscriptions and allocating Shares in the event of an oversubscription; (iii) obtaining proxies from members of the Company with respect to the Special Meeting at which the Plan is submitted to a vote; and
(iv) assisting with the Community Offering. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Offerings close, unless the Holding Company and the Company, with the approval of the OTS, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

         In the event the Holding Company is unable to sell a minimum of __________ Shares (or such lesser amount as the OTS may permit) within the period herein provided, this Agreement

United Community Financial Corp.
Sales Agency Agreement
Page 13


shall terminate, and the Holding Company and the Company shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Company until all Shares are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Holding Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Holding Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Holding Company by any means authorized pursuant to the Prospectus, at the principal office of the Holding Company at 275 Federal Plaza West, Youngstown, Ohio 44501-1111 or at such other place as shall be agreed upon between the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of executed order forms of subscribers to forward, for deposit in a segregated account, the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Company or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Company on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

         In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder:


                  (a) Except for shares purchased by the Company's executive officers and directors, and their associates, and by any employee benefit plan for which no

United Community Financial Corp.
Sales Agency Agreement
Page 14


         commission shall be paid: (i) a commission equal to 0.95% of the aggregate dollar amount of stock sold to eligible account holders, supplemental eligible account holders and other members and persons in the Community Offering; excluding any shares sold to the Company's directors, executive officers and employee benefit plans, and associates of the Company's directors and executive officers and (ii) a commission to be agreed upon by Trident and the Holding Company for Shares sold by other member firms of the NASD through a selected dealers arrangement in the Syndicated Community Offering. All such fees are to be payable in next-day funds to Trident on the Closing Date.

                  (b) Trident shall be reimbursed for allocable expenses, including but not limited to travel, communications, legal fees and postage, incurred by it whether or not the Offerings are successfully completed; provided, however, that reimbursable out of pocket expenses shall not exceed $10,000 and legal fees exclusive of disbursements will not exceed $50,000 without the prior permission from the Company (excluding legal fees and expenses to comply with "blue sky" requirements), and that neither the Holding Company or the Company shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Holding Company or the Company of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Holding Company or the Company shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full payment to defray Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Holding Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $5,000 advance payment from the Company which shall be credited against the total reimbursement due Trident hereunder.

                  (c) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in the immediately preceding paragraph (b), in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its reasonable allocable expenses incurred during such extended period.

         The Holding Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Holding Company and the Company shall also pay all reasonable expenses of the Conversion incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

United Community Financial Corp.
Sales Agency Agreement
Page 15


         4. OFFERING. Subject to the provisions of Section 7 hereof, Trident is assisting the Holding Company on a best efforts basis in offering a minimum of ____________ and a maximum of _____________ Shares, with the possibility of offering up to ___________ shares (except as the OTS may permit to be decreased or increased) in the Subscription and Community Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5. FURTHER AGREEMENTS. The Holding Company and the Company jointly and severally covenant and agree that:

                  (a) The Holding Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Holding Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

                  (b) The Holding Company will notify Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments (other than those of a non-substantive nature) from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Holding Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (c) During the time when a prospectus is required to be delivered under the Act, the Holding Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the SEC Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Holding Company and the Company, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with the concurrence of counsel to the Holding Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Holding Company forthwith shall prepare and

United Community Financial Corp.
Sales Agency Agreement
Page 16


         furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Holding Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Holding Company and the Company shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

                  (d) The Holding Company and the Company have taken or will take all reasonable necessary action as may be required to qualify or register the Shares for offer and sale by the Holding Company under the securities or blue sky laws of such jurisdictions as Trident and the Holding Company may agree upon; provided, however, that the Holding Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Holding Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

                  (e) Appropriate entries will be made in the financial records of the Company sufficient to establish a liquidation account for the benefit of eligible account holders and supplemental eligible account holders in accordance with the requirements of the OTS.

                  (f) The Holding Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act, prior to completion of the stock offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Holding Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

                  (g) The Holding Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Act) covering a twelve-month period

United Community Financial Corp.
Sales Agency Agreement
Page 17


         beginning not later than the first day of the Holding Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

                  (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Holding Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Holding Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Holding Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Holding Company as Trident may reasonably request.

                  (i) The Holding Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

                  (j) The Holding Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived by Trident.

                  (k) The Holding Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and such information shall be accurate and reliable. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

                  (l) The Holding Company and the Company will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

         6. PAYMENT OF EXPENSES. Whether or not the Conversion is consummated, the Holding Company and the Company shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings and, (b) if the Holding Company is unable to sell a minimum of ___________ Shares or such lesser amount as the OTS may permit or the Conversion is otherwise terminated, the Holding Company and the Company shall reimburse Trident for allocable expenses incurred by Trident relating to the offering of the Shares as provided in

United Community Financial Corp.
Sales Agency Agreement
Page 18


Section 3 hereof; provided, however, that neither the Holding Company nor the Company shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Holding Company or the Company of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Holding Company or the Company shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

         7. CONDITIONS OF TRIDENT'S OBLIGATIONS. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Holding Company and the Company of their obligations hereunder and to the following conditions:

                  (a) At the Closing Date, Trident shall receive the favorable opinion of Vorys, Sater, Seymour and Pease, LLP, special counsel for the Holding Company and the Company, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that:

                           (i) the Holding Company has been duly incorporated
                  and is validly existing as a corporation under the laws of the State of Ohio, and the Company is validly existing as a savings association in mutual form under the laws of the State of Ohio, each with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) the Company is a member of the Federal Home Loan
                  Bank, and the deposit accounts of the Company are insured by the SAIF up to the applicable legal limits;

                           (iii) to the Actual Knowledge of such counsel, the
                  activities of the Company as such activities are described in the Prospectus are permitted under federal and Ohio law to subsidiaries of an Ohio business corporation and the activities of the Company's wholly-owned service corporation as described in the Prospectus are permitted for a service corporation of an Ohio chartered savings association under Ohio law and to the extent applicable under the HOLA;

                           (iv) the Plan complies with, and to such counsel's
                  Actual Knowledge, the Conversion has been effected in all material respects in accordance with, Ohio law, the HOLA and the regulations promulgated thereunder (except with respect to the securities or "blue sky" laws of various states and except for compliance with post-Closing conditions in the Ohio Division and OTS approvals as to which

United Community Financial Corp.
Sales Agency Agreement
Page 19

                  no opinion need be rendered); to such counsel's Actual Knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Ohio Division and OTS, except with respect to the Conversion Application, the Prospectus and the Proxy Statement (which are covered by clause (xix) below) and the filing or submission of certain required post-Conversion reports or other materials by the Holding Company or the Company, have been complied with by the Holding Company and the Company in all material respects; and, to the Actual Knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final action of the Ohio Division and OTS in approving the Plan;

                           (v) the Holding Company has authorized Common Stock
                  as set forth in the Registration Statement and the Prospectus, and the description of such Common Stock in the Registration Statement and the Prospectus is accurate in all material respects;

                           (vi) the issuance and sale of the Shares have been
                  duly and validly authorized by all necessary corporate action on the part of the Holding Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights, and purchasers of the Shares from the Holding Company, upon issuance thereof against payment therefor, will acquire such Shares free and clear of all claims, encumbrances, security interests and liens created by the Holding Company;

                           (vii) the form of certificate used to evidence the
                  Shares is in proper form and complies in all material respects with applicable Ohio law;

                           (viii) the issuance and sale of the capital stock of
                  the Company to the Holding Company have been duly authorized by all necessary corporate action of the Company and the Holding Company and have received the approval of the Ohio Division and OTS, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to the Actual Knowledge of such counsel, beneficially by the Holding Company;

                           (ix) subject to the satisfaction of the conditions to
                  the Ohio Division of the Conversion Application and Holding Company Application and the OTS's approval of the Conversion Application and H-(e)1-S, no further approval, authorization, consent or other order of any federal or state regulatory agency, the

United Community Financial Corp.
Sales Agency Agreement
Page 20


                  Ohio Division or the OTS is required in connection with the execution and delivery of this Agreement and the consummation of the Conversion, except with respect to the issuance to the Company of the Stock Charter and constitution by the Ohio Division, except as may be required under the "blue sky" laws of various jurisdictions and except as may be required under the rules and regulations of the NASD;

                           (x) to the Actual Knowledge of such counsel, the
                  Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business by federal laws and regulations as such business is described in the Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect and the Company is in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Holding Company and the Company, taken as a whole;

                           (xi) to the Actual Knowledge of such counsel, there
                  are no material legal or governmental proceedings pending or threatened against or involving the assets of the Holding Company or the Company (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Holding Company or the Company, or to such counsel, a present intention to initiate such litigation or proceeding);

                           (xii) to the Actual Knowledge of such counsel, the
                  execution and delivery of this Agreement and the consummation of the Conversion by the Holding Company and the Company do not constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, nor give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Holding Company or the Company pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Holding Company or the Company is a party or violate any federal governmental license or permit or any federal law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS or the Ohio Division), which breach, default, encumbrance or violation would have a material adverse

United Community Financial Corp.
Sales Agency Agreement
Page 21


                  effect on the condition (financial or otherwise), operations, business, assets or properties of the Holding Company and the Company, taken as a whole; and

                           (xiii) to the Actual Knowledge of such counsel, there
                  has been no material breach of any provision of the Holding Company's or the Company's Articles of Incorporation, constitution, charter or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Holding Company or the Company is a party or by which any of them or any of their respective assets or properties may be bound, or a violation of any court order, writ, injunction or decree which breach, default, or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Holding Company and the Company, taken as a whole;

                           (xiv) the execution and delivery of this Agreement
                  and the consummation of the Conversion have been duly and validly authorized by all necessary corporate action on the part of each of the Holding Company and the Company;

                           (xv) this Agreement is a legal, valid and binding
                  obligation of each of the Holding Company and the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC, (ii) by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository institutions and their affiliates and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to Section 23A (as to which no opinion need be rendered);

                           (xvi) the statements in the Prospectus and
                  incorporated by reference in the Proxy Statement under the captions "Regulation," "Dividends," "Restrictions on Acquisitions of the Holding Company" and "Description of Capital Stock," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which an opinion need not be expressed), have been prepared or reviewed by counsel and are correct in all material respects;

United Community Financial Corp.
Sales Agency Agreement
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                           (xvii) the Conversion Application has been approved
                  by the OTS and Ohio Division, and the Prospectus and the Proxy Statement have been authorized for use by the OTS; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission, and to the Actual Knowledge of such counsel, no proceedings are pending by or before the Commission, the Ohio Division or the OTS seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Conversion Application, or, to the Actual Knowledge of such counsel, are contemplated or threatened;

                           (xviii) the execution and delivery of this Agreement
                  and the consummation of the Conversion by the Holding Company and the Company do not conflict with or result in a breach of the Articles of Incorporation, constitution, charter or bylaws of the Holding Company or the Company (in either mutual or stock form); and

                           (xix) at the time the Conversion Application, the
                  Registration Statement, the Prospectus and the Proxy Statement, in each case as amended, were approved or declared effective, such documents complied as to form in all material respects with the requirements of the Act, the HOLA and the SEC Regulations and rules and regulations of the OTS and the Ohio Division, as the case may be (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data, and stock valuation information, included therein, as to which an opinion need not be expressed); to such counsel's Actual Knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects.

                  In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Holding Company and the Company and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Holding Company and the Company. Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), and, as a consequence, such opinion is subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and it should be read in conjunction therewith.



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United Community Financial Corp.
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         In addition, the General Qualifications set forth in the Accord apply to the opinions set forth in such opinion, and the term "Actual Knowledge" as used therein shall have the meaning set forth in the Accord. Such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise which occur subsequent to the date of the opinion; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Holding Company and the Company of this Agreement or the issuance of the Shares. Further, in rendering such opinions, Vorys, Sater, Seymour and Pease, LLP will opine solely as to matters of Federal Securities and Banking law and Ohio law.

                  (c) At the Closing Date, Trident shall receive the letter of Vorys, Sater, Seymour and Pease, LLP, special counsel for the Holding Company and the Company, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that: based on such counsel's participation in conferences with representatives of the Holding Company, the Company, its counsel, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable law (including the requirements of Form S-1 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended or supplemented (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein, as to which counsel need express no view), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein as to which such counsel need express no view), as of its date and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information

United Community Financial Corp.
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         in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy of completeness or fairness thereof).

                  (d) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Holding Company and the Company regarding the authorization of this Agreement and the transactions contemplated hereby.

                  (e) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the condition, financial or otherwise, business or results of operations of the Holding Company and the Company, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Holding Company or the Company after the latest date as of which the financial condition of the Holding Company and the Company is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not materially adverse to the Holding Company and the Company, taken as a whole; (iii) none of the Holding Company or the Company shall have received from the OTS or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material and adverse to the business of the Holding Company and the Company, taken as a whole, with which they have not complied; (iv) except as noted in the Prospectus, no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Holding Company or the Company or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Holding Company and the Company, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Holding Company under the securities or blue sky laws of such jurisdictions as Trident and the Holding Company shall have agreed upon.

                  (f) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Holding Company and the Company, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Holding Company for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the

United Community Financial Corp.
Sales Agency Agreement
Page 25


         circumstances under which they were made, not misleading with respect to the Holding Company or the Company; (ii) since the date the Prospectus became authorized by the Holding Company for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Holding Company or the Company and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (e) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the OTS to suspend the Subscription Offering or the Community Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the OTS; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the Office approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

                  (g) At the Closing Date, Trident shall receive, among other documents: (i) copies of the letters from the OTS authorizing the use of the Prospectus and the Proxy Statement; (ii) if available, a copy of the order of the Commission declaring the Registration Statement effective; (iii) copies of the letters from the OTS evidencing the corporate existence of the Company; (iv) a copy of the letter from the appropriate Ohio authority evidencing the incorporation (and, if generally available from such authority, valid existence) of the Holding Company; (v) a copy of the Holding Company's Articles of Incorporation certified by the appropriate Ohio governmental authority;
         (vi) a copy of the OTS order approving the Conversion; (vii) a copy of the OTS letter authorizing the acquisition of the Company by the Holding Company; (viii) a copy of the letter from the OTS approving the use of the prospectus, proxy statement and offering materials; and (ix) such other documents as Trident may reasonably request and which are normal and customary documents to be provided at the Closing Date.

                  (h) As soon as available after the Closing Date, Trident shall receive a certified copy of the Company's Stock Charter executed by the OTS.

                  (i) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Deloitte & Touche, LLP, independent certified public accountants, addressed to Trident and the Holding Company, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

United Community Financial Corp.
Sales Agency Agreement
Page 26


                  (j) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Deloitte & Touche, LLP, independent certified public accountants, dated the Closing Date and addressed to Trident and the Holding Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than three (3) business days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Holding Company or the Company prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Holding Company or the Company to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Holding Company and the Company shall reimburse Trident for its expenses as provided in Section 3(b) hereof.

         8.       Indemnification.
                  ----------------

                  (a) The Holding Company and the Company jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons upon written demand for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Holding Company or the Company in this Agreement or any breach of warranty by the Holding Company or the Company with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or (ii) any application or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Holding Company or the Company or based upon (B) written information furnished by or on behalf of the Holding Company or the Company, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the OTS or Commission, unless such statement or omission was

United Community Financial Corp.
Sales Agency Agreement
Page 27


         made in reliance upon and in conformity with written information furnished to the Holding Company or the Company with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be.

                  (b) The Holding Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of any records of account holders, depositors, and other members of the Company delivered to Trident by the Company or its agents for use during the Conversion.

                  (c) Trident agrees to indemnify and hold harmless the Holding Company and the Company, their officers, directors and employees and each person, if any, who controls the Holding Company and the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Holding Company and the Company to Trident, but only with respect to
         (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Holding Company or the Company with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application; (B) any misrepresentation or breach of warranty by Trident in Section 2(b) of this Agreement; or (C) any liability of the Holding Company or the Company which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from negligence or willful misconduct of Trident.

                  (d) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party

United Community Financial Corp.
Sales Agency Agreement
Page 28


         elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

         9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Holding Company and/or the Company other than in accordance with its terms, the Holding Company or the Company and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Holding Company or the Company and Trident
(i) in such proportion as is appropriate to reflect the relative benefits received by the Holding Company and the Company on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Holding Company or the Company on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Holding Company and the Company on the one hand and Trident on the other shall be deemed to be in the same proportions as the total net proceeds from the Conversion received by the Holding Company and the Company bear to the total fees received by Trident under this Agreement. The relative fault of the Holding Company or the Company on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holding Company or the Company or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Holding Company and the Company and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by

United Community Financial Corp.
Sales Agency Agreement
Page 29


any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by the provisions of Section 23A.

         10. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities of the Holding Company and the Company and Trident and the representation and warranties of the Holding Company and the Company and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Holding Company or the Company or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Holding Company, the Company and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. TERMINATION. Trident may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange ("NYSE") shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Company or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Holding Company, or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act,

United Community Financial Corp.
Sales Agency Agreement
Page 30


         whether or not said loss shall have been insured; or if there shall have been a material adverse change in the condition or prospects of the Holding Company or the Company.

                  (b) If Trident elects to terminate this Agreement as provided in this Section, the Holding Company and the Company shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

                  (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, the Holding Company and the Company shall upon demand pay Trident the full amount so owing pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement.

                  (d) The Company may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Holding Company and the Company shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement and Trident shall be required to fulfill its obligations, if any, pursuant to Section 9 of this Agreement.

         12. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. Timothy Lavelle (with a copy to Luse Lehman Gorman Pomerenk & Schick, P.C. Suite 400, 5335 Wisconsin Avenue, N.W., Washington, D.C., 20015, Attention: Alan Schick, Esquire). and if sent to the Holding Company or the Company, shall be mailed, delivered or telegraphed and confirmed to The Home Savings and Loan Company of Youngstown, Ohio, 275 Federal West Plaza, Youngstown, Ohio 44501-1111,
Attention: Douglas B. McKay, President (with a copy to Vorys, Sater, Seymour and Pease, LLP, Cincinnati, Ohio, Attention: Terry Haber, Esquire).

         13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Holding Company, the Company and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. CONSTRUCTION. Unless governed by preemptive federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of Ohio.

United Community Financial Corp.
Sales Agency Agreement
Page 31


         15. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

United Community Financial Corp.
Sales Agency Agreement
Page 32


         Please acknowledge your agreement to the foregoing by signing below and returning to the Holding Company one copy of this letter.

UNITED COMMUNITY FINANCIAL CORP.            THE HOME SAVINGS AND LOAN
                                            ASSOCIATION OF YOUNGSTOWN, OHIO


By:                                          By:
    ------------------------------------         -------------------------------------
    Douglas B. McKay                             Douglas B. McKay
    President and Chief Executive Officer        President and Chief Executive Officer


    Date:      _________, 1998                   Date:  __________, 1998


Agreed to and accepted:

TRIDENT SECURITIES, INC.


By:
   ---------------

Date:  __________, 1998